Exhibit 99.1

ADVANCED VOICE RECOGNITION SYSTEMS, INC.’S TRADING SYMBOL IS NOW “AVOI.”

Scottsdale, Arizona - June 19, 2008 - Advanced Voice Recognition Systems, Inc. (OTCBB: AVOI), formerly named Samoyed Energy Corp., has changed its trading symbol from “SMYD” to “AVOI.” The name change from Samoyed Energy Corp. to Advanced Voice Recognition Systems, Inc. was previously reported in the Company’s 8-K report filed with the SEC.

FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements as determined by the SEC. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include prospects for commercial acceptance of the Company’ products, the availability of financing, general economic and business conditions, and other factors over which the Company has little or no control. The Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.

Walter Geldenhuys
President, Chief Executive Officer & Chief Financial Officer
Advanced Voice Recognition Systems, Inc.
7659 East Wood Drive
Scottsdale, AZ 85260